FIRST AMENDED AND RESTATED
                      PROCESSING AGREEMENT


            THIS FIRST AMENDED AND RESTATED PROCESSING AGREEMENT, dated as of July 31, 1995, by and among FLEMING COMPANIES, INC., an Oklahoma corporation ("Fleming"), having a notice address at 6301 Waterford Boulevard, Oklahoma City, Oklahoma 73126-0647, and certain undersigned subsidiaries of Fleming, the names and addresses of which are listed on Schedule 2 hereto (collectively, the "Subsidiaries"), COUPON REDEMPTION, INC., a Tennessee corporation ("CRI"), having a notice address at 700 Colonial Road, Suite 100, Memphis, Tennessee 38117, and SEVEN OAKS INTERNATIONAL, INC., a Tennessee corporation ("Seven Oaks"), having a notice address at 700 Colonial Road, Suite 100, Memphis, Tennessee 38117;


                      W I T N E S S E T H:

            WHEREAS, Fleming, CRI and Seven Oaks are parties, together with Acorn Holdings, LLC, a Tennessee limited liability company, to that certain Stock Purchase and Debt Modification Agreement dated as of September 7, 1994 (the "Stock Purchase Agreement");

            WHEREAS, pursuant to the Stock Purchase Agreement,
Fleming agreed to purchase the Fleming Shares (as defined in the Stock Purchase Agreement) for consideration described therein;

            WHEREAS, the Stock Purchase Agreement contains certain other covenants and undertakings, including without limitation the agreement that CRI shall become the exclusive processor for coupons for Fleming and the Subsidiaries pursuant to the Processing Agreement (as defined in the Stock Purchase Agreement);

            WHEREAS, the Processing Agreement provides for the terms and conditions pursuant to which CRI shall process coupons for Fleming and the Subsidiaries, which are collectively referred to in the Processing Agreement as the "Fleming Parties" and individually, as a "Fleming Party";

            WHEREAS, subsequent to September 7, 1994, certain of the Subsidiaries were merged into Fleming or other wholly owned subsidiaries of Fleming;

            WHEREAS, Schedule 2, as amended by this Agreement, accurately sets forth the names of each Fleming Party and the trade name under which such Fleming Party operates;

            WHEREAS, subsequent to execution of the Processing Agreement, CRI, and Seven Oaks executed a letter of intent with Fleming, pursuant to which the parties have agreed to make certain modifications and concessions with respect to the covenants and undertakings in the Stock Purchase Agreement and the Processing Agreement;

            WHEREAS, this First Amended and Restated Processing Agreement is intended to implement the terms of the letter of intent with respect to coupon processing services for independent retailers supplied by Fleming, to provide the fees to be charged for such services, to provide for termination of the Processing Agreement and other non-competition agreements under certain conditions and certain additional matters;

            WHEREAS, it is the intent of the parties to amend the Processing Agreement so that it provides the terms and conditions pursuant to which CRI shall perform coupon processing services for the Fleming Parties and for all independently owned retailers for whom Fleming serves as the principal supplier of food and related products ("Fleming Supplied Retailers"); and

            WHEREAS, although the Fleming Supplied Retailers will not be parties to this Agreement, it is the purpose of this agreement to set forth the terms and conditions, as between Fleming and CRI, upon which CRI shall agree to provide coupon processing services for the benefit of the Fleming Supplied Retailers.

            NOW THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereby agree as follows:

            1.    Services of CRI.

                  1.1   Fleming Parties.  By its acceptance
hereof, CRI agrees to perform the following services for the Fleming Parties:

                        1.1.1    To act as the Fleming Parties'
sorting agent, to receive, sort, count and submit on Fleming's invoice to the distributing manufacturers all valid coupons submitted by any of the Fleming Parties to CRI within 10 days of receipt of coupons in CRI's El Paso, Texas office, and CRI will provide reporting as mutually agreed upon from time to time by Fleming and CRI. The invoice will instruct the manufacturer or its representative to make payment thereof by check payable to Fleming submitted directly to Fleming or to a bank account designated by Fleming as reflected on such invoice. In the event any such invoice payment should be received by CRI, CRI shall remit same to Fleming within twenty four (24) hours of its receipt thereof. All coupons not processed by CRI will be returned to Fleming within 30 days after CRI's receipt thereof in CRI's El Paso, Texas office.

                        1.1.2    Be responsible for the cost of
shipping and coupon transit insurance coverage from the time coupons are shipped from CRI in El Paso, Texas and until the coupons are delivered to the distributing manufacturer or returned to Fleming as provided in Section 1.1.1 above.

                        1.1.3    Be responsible for all supply,
computer, and all other costs required to perform the functions listed in 1.1.1 above.

                        1.1.4    CRI will perform its service in
accordance with good commercial practices and industry procedures.

                        1.1.5    CRI will maintain the Fleming
Parties' accounts receivable records with respect to the coupons covered by this Agreement, with the Fleming Parties' providing information necessary for such purpose.

                        1.1.6    CRI acknowledges that it will
acquire no right, title or interest in coupons submitted to it for processing pursuant to this Agreement or, except for the right to receive payment of the Processing Fee (as hereinafter defined), in the proceeds of such coupons.

                        1.1.7    CRI agrees to provide to each of
the Fleming Parties all of the coupon processing and related services (consistent with the pay-direct method) currently being provided to such Fleming Parties for the Processing Fee set forth on Schedule 2 attached hereto including but not limited to (1) postage, freight and insurance reimbursement pertaining to the transmittal of coupons to manufacturers, their designees or clearing houses and (2) cash application and invoice matching services by vendor. CRI's failure or inability to provide all of the coupon processing and related services (consistent with the pay-direct method) currently provided for the same Processing Fee set forth on Schedule 2 shall constitute a material breach of CRI's obligations under this Processing Agreement giving Fleming the right to terminate this Processing Agreement, subject to notice and opportunity to cure, as described in Section 5.1.2.2 hereof.

                  1.2 Fleming Supplied Retailers. The program pursuant to which CRI provides coupon processing services to Fleming Supplied Retailers shall be referred to herein as the "Fleming Coupon Processing Program". CRI agrees to act as the sorting agent pursuant to the Fleming Coupon Processing Program for those Fleming Supplied Retailers who choose to utilize the services of CRI and to provide the same services to such parties as are set forth in Section 1.1 hereof.

                        1.2.1    Processing Fee.  During the term
of this Agreement, CRI agrees to provide to the Fleming Supplied Retailers all of the coupon processing and related services which are being (consistent with the pay-direct method) currently being provided to the Fleming Parties hereunder for the following Processing Fee:

                                1.2.1.1     For a period of one
year following the Effective Date (as hereinafter defined), the Processing Fee shall be [CONFIDENTIAL] for each 1,000 coupons processed.

                                1.2.1.2     For the second year
following the Effective Date, commencing on the first anniversary of the Effective Date, the coupon processing fee for Fleming Supplied Retailers shall be [CONFIDENTIAL] per 1,000 coupons.

                                1.2.1.3     Thereafter, the
Processing Fee for Fleming Supplied Retailers shall be mutually agreed upon by Fleming and CRI. If no agreement regarding such Processing Fees can be reached for the period commencing on the second anniversary of the Effective Date, this Agreement shall be extended for an additional period of one year at the then current Processing Fee.

            2.    Terms of Payment.

                  2.1 By its acceptance of this Agreement, each Fleming Party agrees to pay CRI the amount determined in accordance with Schedule 2 hereto. Amounts payable pursuant to this Section 2 are herein called the "Processing Fees".

                  2.2 Until the Remaining Account Indebtedness (as hereinafter defined in Section 5) has been paid in full, all Processing Fees shall be paid, disbursed and applied in accordance with the provisions of Schedule 1 attached to and forming part of this Agreement. Thereafter, such Processing Fees shall be payable within 15 days after Fleming's receipt of CRI's detailed invoice therefor in a form prescribed by Fleming.

                  2.3   The fees payable under the Fleming Coupon
Processing Program shall be payable within 15 days after Fleming's receipt of CRI's detailed invoice therefor in a form prescribed by Fleming.

            3. Warranties and Obligations. Each Fleming Party and each Fleming Supplied Retailer shall submit to CRI only coupons which have been received by it in accordance with the terms specified by the distributing manufacturer.

            4.    Termination.

                  4.1   With respect to coupon processing
services for Fleming Parties, this Agreement may be cancelled by Fleming or CRI at any time, for any reason, by giving 90 day written notice to the other party. This Agreement shall terminate at the election of CRI after 15 days written notice of a breach of any obligation herein, which has not been corrected during the 15 day period. The provisions of this Section 4 are subject to the provisions of Section 5.

                  4.2   With respect to coupon processing
services for Fleming Supplied Retailers, commencing 18 months following the Effective Date, CRI shall have the right to terminate the Processing Agreement by giving Fleming six months prior written notice of such termination (the "Termination Notice"). Following delivery by CRI of a Termination Notice, Fleming shall be entitled to solicit coupon processing business from any retailers who are not then Fleming customers and all covenants and agreements pursuant to which Fleming has agreed not to compete with CRI shall thereupon terminate.

            5.    Special Provisions.

                  5.1 Fleming and CRI are also parties to the Stock Purchase Agreement which, among other things, makes provision for application by Fleming of a portion of the payments due CRI hereunder toward payment of the Remaining Account Indebtedness (as defined in the Stock Purchase Agreement). Notwithstanding any provision of this Agreement to the contrary, Fleming, all other Fleming Parties and CRI mutually agree that, until the Remaining Account Indebtedness has been paid in full:

                        5.1.1   The provisions set forth in
Schedule 1 attached to and forming part of this Agreement shall be applicable.

                        5.1.2   Neither Fleming nor CRI will
exercise its right to terminate this Agreement pursuant to the provisions of Section 4 of this Agreement, except that Fleming may terminate this Agreement in the following circumstances and manner only.

                                5.1.2.1     If, without the prior
written approval of Fleming, Peter R. Pettit shall cease to be employed as the Chief Executive Officer of Seven Oaks otherwise then by termination of such employment by Seven Oaks for "Cause" (as defined in Employment Agreement of even date herewith between Seven Oaks and Peter R. Pettit), then Fleming may terminate this Agreement on not less than thirty days written notice from Fleming to CRI and Seven Oaks; and

                                5.1.2.2     If CRI shall fail or
refuse in any material respect to perform its obligations under this Agreement, and such failure or refusal shall continue for a period of thirty (30) days after written notice to CRI from Fleming specifying the default to be remedied, then Fleming shall have the right to terminate this Agreement without further notice to CRI; provided, however, if the nature of such failure or refusal to perform on the part of CRI is such that it cannot reasonably be remedied within said thirty (30) day period, Fleming shall not have the right to terminate this agreement by reason thereof if CRI commences its efforts to remedy within said thirty (30) day period and diligently pursues such efforts to remedy such default as soon as reasonably possible.

            6. Non-Competition. On the Effective Date, the non-competition covenants contained in that certain Agreement dated May 12, 1986 between CRI and Malone & Hyde, Inc., predecessor in interest of Fleming, shall terminate. Provided, however, during the term of this Agreement, Fleming shall not solicit coupon processing business from retailers who are not then Fleming customers or who do not become Fleming customers, except for those Retailers who are currently participants in Fleming's Coupon Processing Program on May 10, 1995.

            7. Performance Standards. All performance standards and obligations described in that certain letter dated May 10, 1995 from Francis J. Brewer, Director, Retail Financial Services of Fleming, to Peter Pettit, Chairman of Seven Oaks (the "Performance Standards Letter"), a copy of which is attached hereto as Schedule 3 and incorporated herein by this reference, shall be a part of this Agreement and all rights and obligations of Fleming and Seven Oaks shall be and become a part of this Agreement as if fully set forth herein. References in the Performance Standards Letter to Seven Oaks shall be deemed to be references to Seven Oaks or CRI, as the context of such letter shall require.

            8. Effective Date. This Agreement shall be effective as of June 1, 1995 (the "Effective Date").

            9.    [CONFIDENTIAL]

            10. No Assumption by Fleming. Commencing on the Effective Date, notwithstanding the provision of Section 6 above, all ECS Customers shall be entitled to switch to the Fleming Coupon Processing Program described in this Agreement. Notwithstanding the foregoing, all amounts payable by CRI to the ECS Customers shall remain the sole responsibility of CRI and Seven Oaks and Fleming shall not assume any liability to ECS Customers for repayment of any amounts due, and further, CRI agrees to indemnify and hold harmless any Fleming Parties from any and all liability relating to the ECS customers, including attorney fees and costs.

            11. No Legal Obligation. It is understood and agreed that Fleming has no legal right to require the Fleming Supplied Retailers to contract for or subscribe to the Fleming Coupon Processing Program or utilize the processing services of CRI or any other processor. This Agreement sets forth the terms upon which Fleming and CRI agree that such services will be provided to the Fleming Supplied Retailers who choose to utilize those services.

            12.   Miscellaneous.

                  12.1   If any one or more provisions of this
Agreement shall, for whatever reason, be held unenforceable or invalid, such enforceability or invalidity shall not affect any other provisions of this Agreement and this Agreement shall be enforced as if such unenforceable or invalid provisions had not been contained herein.

                  12.2 This Agreement shall be binding on the heirs, representatives, successors and assigns of the undersigned and shall inure to the benefit of CRI and its successors and assigns and, except as provided herein, may not be amended without the prior written consent of CRI. This Agreement may not be assigned by Fleming or any other Fleming Party without prior written consent of CRI.

                  12.3 Each of the Fleming Parties understands that CRI shall not be liable for special, incidental, indirect or consequential damages or lost profits as a result of any breach of this Agreement by CRI and that each Fleming Party's remedy for loss, injury or damage resulting from improper or negligent performance by CRI of its services shall be, at CRI's sole discretion, reperformance of said services or a refund of the face amount and processing fee of any coupon or group of coupons improperly or negligently redeemed or failed to be redeemed by CRI.

                  12.4 This Agreement shall not be binding upon CRI until accepted in writing by a duly authorized officer of CRI in CRI's offices in Memphis, Tennessee. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED UNDER THE LAWS OF THE STATE OF OKLAHOMA. EACH FLEMING PARTY, CRI AND SEVEN OAKS CONSENT TO JURISDICTION AND VENUE IN OKLAHOMA COUNTY, OKLAHOMA AND WAIVE ANY RIGHT IT OR THEY MAY HAVE TO FILE OR OTHERWISE COMMENCE ANY ACTION OR LEGAL PROCEEDING IN ANY OTHER PLACE OR FORUM.

                  12.5   This Agreement may be executed in
multiple counterparts, and may be signed by the parties on different counterparts, each of which counterparts shall be regarded as an original and all such counterparts shall constitute but one and the same instrument.

                                  FLEMING SUPERMARKETS, INC.


                                  By  /s/ John M. Thompson, Jr.
                                   Name:  John M. Thompson, Jr.
                                   Title: Treasurer


                                  SCRIVNER OF KANSAS, INC.


                                  By  /s/ John M. Thompson, Jr.
                                   Name:  John M. Thompson, Jr.
                                   Title: Treasurer


                                  SCRIVNER OF PENNSYLVANIA, INC.


                                  By  /s/ John M. Thompson, Jr.
                                   Name:  John M. Thompson, Jr.
                                   Title: Treasurer


                                  BIG W OF FLORIDA, INC.


                                  By  /s/ John M. Thompson, Jr.
                                   Name:  John M. Thompson, Jr.
                                   Title: Treasurer


                                  FLEMING SUPERMARKETS OF
                                   FLORIDA, INC.


                                  By  /s/ John M. Thompson, Jr.
                                   Name:  John M. Thompson, Jr.
                                   Title: Treasurer


                                  SCRIVNER OF NEW YORK, INC.


                                  By  /s/ John M. Thompson, Jr.
                                   Name:  John M. Thompson, Jr.
                                   Title: Treasurer


                                  FLEMING COMPANIES, INC.


                                  By  /s/ William M. Lawson, Jr.
                                   Name:  William M. Lawson, Jr.
                                   Title: Senior Vice President


                                  GATEWAY FOODS, INC.


                                  By  /s/ John M. Thompson, Jr.
                                   Name:  John M. Thompson, Jr.
                                   Title: Treasurer


                                  SEVEN OAKS INTERNATIONAL, INC.


                                  By  /s/ Peter R. Pettit
                                   Name:  Peter R. Pettit
                                   Title: Chairman and Chief
                                          Executive Officer


                                  COUPON REDEMPTION, INC.


                                  By  /s/ Peter R. Pettit
                                   Name:  Peter R. Pettit
                                   Title: Chairman and Chief
                                          Executive Officer



                         SCHEDULE 1

          Repayment of Remaining Account Indebtedness

A. Until the Remaining Account Indebtedness shall have been paid or forgiven in full:

      1. All invoices to manufacturers pursuant to the Processing Agreement shall be for the face value of coupons submitted plus manufacturer's handling fee and shall be payable by the manufacturer or its representative, directly to Fleming or, at Fleming's option, into the bank account from time to time designated by Fleming in writing to CRI (the "Fleming Account"). In addition, all invoices to manufacturers pursuant to any processing agreement hereafter entered into between CRI and any independent retailer serviced by Fleming shall be payable by the manufacturer or its representative, directly to Fleming or, at Fleming's option, into the Fleming Account. As used in this
Schedule 1, "Processing Fee" shall mean and include not only Processing Fees payable pursuant to the Processing Agreement but also the similar fees payable pursuant to any such processing agreement with any such independent retailer.

      2. Upon receipt of payment of each such invoice described in paragraph 1 above with respect to Fleming Parties, Fleming will cause the amount of the Processing Fee for coupons covered by such invoice to be paid, disbursed and applied as follows: An amount equal to [CONFIDENTIAL] coupons covered by such invoice shall be paid by check to CRI within fifteen (15) business days after the date of such invoice; and Fleming shall apply the balance of such Processing Fee toward payment of the Remaining Account Indebtedness until same shall have been satisfied in full.

      3. Except for the application of certain funds to the Remaining Account Indebtedness as and to the extent expressly provided for in paragraph 2, above, no Fleming Party shall assert or exercise any right of setoff of any amounts owed to any Fleming Party against any payments due or amounts owed to CRI pursuant to the Processing Agreement, unless and until this Agreement shall have been terminated by Fleming by exercise of its right of termination under Section 5 of the Processing Agreement.

      4. To the extent any retailer whose principal supplier is Fleming ("Fleming Supplied Retailer") utilizes CRI for coupon clearing services on a direct-pay basis to such retailer rather than by receiving payment through Fleming or the Fleming Account, all Processing Fees received by CRI in excess of [CONFIDENTIAL] coupons shall be paid to Fleming and applied to reduce the Remaining Account Indebtedness. Such payment shall be made by CRI by wire transfer to an account designated by Fleming from time to time within one (1) business day following receipt of such Processing Fee by CRI. Without Fleming's prior written consent, CRI will not contract to provide coupon processing services to any Fleming Supplied Retailer on a basis other than pay-direct; provided, however, this restriction shall not apply to any retailer with which CRI has an existing contract or established relationship for coupon processing services.

      5. Not less frequently than bi-monthly, Fleming shall provide evidence to CRI of the amount of the unpaid balance of the Remaining Account Balance, as shown by Fleming's books and records.

B.   Fleming and CRI further agree with respect to the Remaining
Account Balance as follows:

     1. If the Processing Agreement is terminated by reason of Fleming's exercise of its right to terminate pursuant to
Section 5 of the Processing Agreement, the then remaining unpaid balance, if any, of the Remaining Account Indebtedness shall, at the option of Fleming and without further notice or demand, become immediately due and payable in full by CRI.

      2. On September 1, 1998 the then remaining unpaid balance, if any, of the Remaining Account Indebtedness shall in all events become immediately due and payable in full by CRI.

      3. Unless and until any remaining unpaid balance of the Remaining Account Indebtedness shall have become immediately due and payable pursuant to paragraph B.1 or B.2, above: (a) Fleming will look only to the source of payment described in paragraph
A.2 of this Schedule 1 for payment of the Remaining Account Indebtedness, and (b) Fleming shall not otherwise seek recourse against CRI or its assets for payment of the Remaining Account Indebtedness.

      4.    CRI may at its option prepay the Remaining Accounting
Indebtedness, in whole or in part, at any time without premium or penalty.


                           SCHEDULE 2

                Subsidiaries and Processing Fees

                         [CONFIDENTIAL]


                           SCHEDULE 3

                         [CONFIDENTIAL]


                           SCHEDULE 4

                          May 10, 1995


Fleming Companies, Inc.
6301 Waterford Boulevard
Oklahoma City, OK  73126-0647

Gentlemen:

     I, Peter R. Pettit, Chairman and Chief Executive Officer of Seven Oaks International, Inc. (SOI) and Coupon Redemption, Inc.
(CRI) have enclosed herewith a list of SOI and/or CRI customers, who are also customers of Fleming Companies, Inc. To the best of my knowledge, based on information available to me at this time, this listing of customers and amounts due is true, complete and accurate.

                               Seven Oaks International, Inc.


                               By:  /s/ Peter R. Pettit
                                    Peter R. Pettit, Chairman
                                    and Chief Executive Officer


                               Coupon Redemption, Inc.


                               By:  /s/ Peter R. Pettit
                                    Peter R. Pettit, Chairman
                                    and Chief Executive Officer

                               [CONFIDENTIAL]